Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Provident Bankshares Corporation:

We consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 33-73162, 33-62859, and 333-30678) and Forms S-8 (Nos. 33-19352, 33-22552, 33-37502, 33-51462, 33-92510, 333-34409, 333-45651, 333-58881, 333-90520, 333-106158, 333-115176 and 333-115177) of Provident Bankshares Corporation of our reports dated March 15, 2006, with respect to the consolidated statements of condition of Provident Bankshares Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Provident Bankshares Corporation.

/s/ KPMG LLP

Baltimore, Maryland

March 15, 2006